EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Panera Bread Company on Form 10-Q for the quarterly period ended March 26, 2013 (the “Report”), as filed with the Securities and Exchange Commission, we, William W. Moreton, President and Co-Chief Executive Officer, Ronald M. Shaich, Chairman and Co-Chief Executive Officer, and Roger C. Matthews, Jr., Executive Vice President, Chief Financial Officer, certify, to the best of our knowledge and belief, pursuant to Rule 13a-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Panera Bread Company.

Dated:	April 24, 2013	/s/ WILLIAM W. MORETON
William W. Moreton
President and Co-Chief Executive Officer

Dated:	April 24, 2013	/s/ RONALD M. SHAICH
Ronald M. Shaich
Chairman and Co-Chief Executive Officer

Dated:	April 24, 2013	/s/ ROGER C. MATTHEWS, JR.
Roger C. Matthews, Jr.
Executive Vice President, Chief Financial Officer